Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of BlackLine, Inc. of our report dated March 24, 2016, except for the effects of the reverse stock split described in Note 2, as to which the date is October 12, 2016, relating to the financial statements and financial statement schedule, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

October 26, 2016